U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 11, 2000



                              INTERGOLD CORPORATION
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



        00-25455                                          88-0365453
(Commission file number)                    (I.R.S. Employer Identification No.)



                    5000 Birch Street, West Tower, Suite 4000
                         Newport Beach, California 92660
                    (Address of Principal Executive Offices)

                                 (949) 476-3611
                           (Issuer's telephone number)

Items 1 through 4 and 6 through 8 not applicable.

Item 5. Other Events

     Resignation of Director of the Company
     --------------------------------------

     Harold Gooding, a director of Intergold Corporation, a Nevada corporation (the "Company") resigned as a director of the Company effective as of May 5, 2000. As of the date of this report, the directors and executive officers of the Company are as follows:

Name                         Age              Position with the Company
----                         ---              -------------------------

Gary J. Powers               52               President and Director

Grant Atkins                 39               Secretary, Treasurer and Director

     The directors and executive officers of the Company's wholly-owned subsidiary, International Gold Corporation ("INGC") remain the same and are as follows:

Name                         Age              Position with INGC
----                         ---              ------------------

Gary J. Powers               52               President, Secretary/Treasurer and
                                              Director

     The directors and executive officers of Intergold Mining Corporation remain the same and are as follows:

Name                         Age              Position with Intergold Mining
----                         ---              ------------------------------

Grant Atkins                 39               President, Secretary/Treasurer and
                                              Director

     GARY J. POWERS has been the President and a Director of the Company since September of 1998 and the President and a Director of INGC since September of 1998. Mr. Powers has worked in the public sector at a senior Canadian governmental level and has private sector experience in project development and business management. His background in the process of government and the needs of business will aid in the course of developing infrastructure and resources. Mr. Powers devoted his time exclusively to the operations of the Company during 1999. For the past six years, Mr. Powers has worked for Guest Investments Ltd. as a management and education consultant and for Helen Kupper Enterprises, Ltd. as a business manager.


     GRANT ATKINS has been the Secretary, Treasurer and a Director of the Company since September of 1998. Mr. Atkins has also been the sole director and the President, Secretary and Treasurer of Intergold Mining Corporation since March of 1998. For the past five years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. Industry experience includes a one-year role in 1998-99 as interim Chief Financial Officer of Emergency Communications for Southwest British Columbia ("E-Comm"). E-Comm is a $150 to $200 million (Canadian Dollar radio and tri-service dispatch initiative and deployment for police, fire and ambulance of Southwest British Columbia, which has federal, provincial and municipal shareholders. During his tenure at E-Comm during its start-up phase, E-Comm raised in excess of $146,000,000 (Canadian Dollar) through debt financing from the Municipal Finance Authority in British Columbia. During 1998 and 1999, Mr. Atkins was a consultant through the private management consulting companies of Tristar Financial Services, Inc. and Investor Communications International, Inc. Mr. Atkins was retained to conduct financial consulting and project coordination services for the British Columbia Ambulance Service on a part-time basis through 1999. Atkins has provided organization and controller duties in the Company since September 1998. Mr. Atkins is also the director and president for Vega-Atlantic Corporation, an OTC Bulletin Board public company.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            INTERGOLD CORPORATION

Date: May 11, 2000                          By: /s/ Gary J. Powers
------------------                          ----------------------
                                            Gary J. Powers, President



Date: May 11, 2000                          By: /s/ Grant Atkins
------------------                          --------------------
                                            Grant Atkins, Secretary